Exhibit 24

POWER OF ATTORNEY

WHEREAS, WISCONSIN PUBLIC SERVICE CORPORATION, a Wisconsin corporation, will file on or before the due date of March 3, 2014 with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, an annual report on Form 10-K, and

WHEREAS, each of the undersigned is a Director of Wisconsin Public Service Corporation;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Lawrence T. Borgard, James F. Schott, Linda M. Kallas, and Jodi J. Caro or any one of them, as attorney, with full power to act for the undersigned and in the name, place and stead of the undersigned, to sign the name of the undersigned as Director to said annual report on Form 10-K and any and all amendments to said annual report, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this document this   13th     day of   February, 2014.

/s/ Lawrence T. Borgard	/s/ Mark A. Radtke
Lawrence T. Borgard, Director and Chairman	Mark A. Radtke, Director

/s/ Charles A. Cloninger	/s/ James F. Schott
Charles A. Cloninger, Director	James F. Schott, Director

/s/ William D. Laakso	/s/ Charles A. Schrock
William D. Laakso, Director	Charles A. Schrock, Director

/s/ Philip M. Mikulsky
Philip M. Mikulsky, Director